Exhibit 99.1

N E W S    R E L E A S E

FOR IMMEDIATE RELEASE	Contact:	Steven E. Nielsen, President and CEO
H. Andrew DeFerrari, Senior Vice President and CFO
(561) 627-7171

Palm Beach Gardens, Florida May 24, 2011

DYCOM ANNOUNCES FISCAL 2011 THIRD QUARTER RESULTS

Palm Beach Gardens, Florida, May 24, 2011 – Dycom Industries, Inc. (NYSE: DY) announced today its results for the third quarter ended April 30, 2011.  The Company reported:

•	contract revenues of $252.4 million for the quarter ended April 30, 2011, as compared to $231.6 million for the quarter ended April 24, 2010, an increase of 8.9%;

•
net income on a GAAP basis of $1.5 million, or $0.04 per common share diluted, for the quarter ended April 30, 2011, compared to $1.6 million, or $0.04 per common share diluted, for the quarter ended April 24, 2010. On a Non-GAAP basis, net income for the quarter ended April 30, 2011 was $3.4 million, or $0.10 per common share diluted as compared to $0.6 million, or $0.02 per common share diluted, for the three months ended April 24, 2010.  Non-GAAP net income for the three months ended April 30, 2011 excludes a $2.6 million pre-tax loss on debt extinguishment associated with the Company’s redemption of its remaining senior subordinated notes due 2015, and a $0.6 million pre-tax charge in cost of earned revenues for the proposed settlement of the Company’s outstanding wage and hour class action litigation.  Non-GAAP net income for the three months ended April 24, 2010 excludes the reversal of $1.0 million for certain income tax liabilities that were no longer required; and

•	share repurchases of 1,278,100 shares of its common stock for $21.3 million in open market transactions during the quarter ended April 30, 2011.

The Company also reported:

•	contract revenues of $732.1 million for the nine months ended April 30, 2011, as compared to $707.1 million for the nine months ended April 24, 2010, an increase of 3.5%; and

•
net income on a GAAP basis of $3.1 million, or $0.09 per common share diluted, for the nine months ended April 30, 2011, compared to $1.2 million, or $0.03 per common share diluted, for the nine months ended April 24, 2010.  On a Non-GAAP basis, net income for the nine months ended April 30, 2011 was $8.9 million, or $0.25 per common share diluted, as compared to $2.1 million, or $0.05 per common share diluted, for the nine months ended April 24, 2010.  Non-GAAP net income for the nine months ended April 30, 2011 excludes a $8.3 million pre-tax loss on debt extinguishment associated with the Company’s tender offer and redemption of its senior subordinated notes due 2015, a $0.6 million pre-tax charge in cost of earned revenues for the proposed settlement of the Company’s outstanding wage and hour class action litigation, and $0.2 million in pre-tax acquisition related costs.  Non-GAAP net income for the nine months ended April 24, 2010 excludes a $1.6 million pre-tax charge in cost of earned revenues for the settlement of a wage and hour class action claim, a $1.1 million non-cash charge to income tax expense for a valuation allowance against a deferred tax asset, and the reversal of $1.0 million for certain income tax liabilities that were no longer required.

See the accompanying tables which present a reconciliation of Non-GAAP net income to GAAP net income.

A Tele-Conference call and slide presentation to review the Company’s results will be hosted at 9 a.m. (ET), Wednesday, May 25, 2011; call 800-230-1092 (United States) or 612-234-9960 (International) ten minutes before the conference call begins and ask for the “Dycom Results” conference call.A live webcast of the conference call, along with the slide presentation, will be available at http://www.dycomind.com under the heading “Events.”  The slide presentation will be available at approximately 8 a.m. (ET) on Wednesday, May 25, 2011.  If you are unable to attend the conference call at the scheduled time, a replay of the live webcast and the slide presentation will be available at http://www.dycomind.com until Friday, June 24, 2011.

Dycom is a leading provider of specialty contracting services throughout the United States.  These services include engineering, construction, maintenance and installation services to telecommunications providers, underground facility locating services to various utilities including telecommunications providers, and other construction and maintenance services to electric and gas utilities and others.

Fiscal 2011 third quarter results are preliminary and are unaudited.  This press release may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act.  These statements are based on management’s current expectations, estimates and projections.  Forward-looking statements are subject to risks and uncertainties that may cause actual results in the future to differ materially from the results projected or implied in any forward-looking statements contained in this press release.  Such risks and uncertainties include business and economic conditions and trends in the telecommunications industry affecting our customers, the adequacy of our insurance and other reserves and allowances for doubtful accounts, whether the carrying value of our assets may be impaired, the future impact of any acquisitions or dispositions, the anticipated outcome of other contingent events, including litigation, liquidity and other financial needs, the availability of financing, and the other risks detailed in our filings with the Securities and Exchange Commission.  The Company does not undertake to update forward-looking statements.

---Tables Follow---

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
April 30, 2011 and July 31, 2010
Unaudited

	April 30,	July 31,
	2011	2010
ASSETS	(Dollars in thousands)
Current Assets:
Cash and equivalents	$89,027	$103,320
Accounts receivable, net	101,789	110,117
Costs and estimated earnings in excess of billings	73,899	66,559
Deferred tax assets, net	14,869	14,944
Income taxes receivable	6,836	3,626
Inventories	17,648	16,058
Other current assets	10,890	8,137

Total current assets	314,958	322,761

Property and equipment, net	127,068	136,028
Goodwill	173,364	157,851
Intangible assets, net	59,414	49,625
Other	14,222	13,291

Total	$689,026	$679,556

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$27,862	$25,881
Current portion of debt	383	47
Billings in excess of costs and estimated earnings	877	376
Accrued insurance claims	26,289	28,086
Other accrued liabilities	44,427	42,813

Total current liabilities	99,838	97,203

Long-term debt	187,603	135,350
Accrued insurance claims	22,974	24,844
Deferred tax liabilities, net non-current	28,567	24,159
Other liabilities	3,685	3,445

Stockholders' Equity	346,359	394,555

Total	$689,026	$679,556

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	April 30,	April 24,	April 30,	April 24,
	2011	2010	2011	2010
	(Dollars in thousands, except per share amounts)

Contract revenues	$252,363	$231,636	$732,150	$707,082

Cost of earned revenues, excluding depreciation and amortization	207,045	191,333	597,987	582,241
General and administrative expenses (1)	23,678	24,297	68,338	71,698
Depreciation and amortization	15,491	15,852	46,894	46,558
Total	246,214	231,482	713,219	700,497

Interest income	27	27	90	85
Interest expense	(4,422)	(3,386)	(11,903)	(10,470)
Loss on debt extinguishment	(2,557)	-	(8,296)	-
Other income, net	3,500	4,451	7,464	6,459

Income before income taxes	2,697	1,246	6,286	2,659

Provision (benefit) for income taxes	1,208	(402)	3,144	1,453

Net income	$1,489	$1,648	$3,142	$1,206

Earnings per common share:

Basic earnings per common share	$0.04	$0.04	$0.09	$0.03

Diluted earnings per common share	$0.04	$0.04	$0.09	$0.03

Shares used in computing income per common share:
Basic	34,706,822	39,021,043	35,800,175	39,028,637

Diluted	35,323,667	39,054,443	36,130,585	39,102,612

(1) Includes stock-based compensation expense of $1.3 million and $3.1 million for the three and nine months ended April 30, 2011, respectively, and $0.8 million and $2.5 million for the three and nine months ended April 24, 2010, respectively.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
Unaudited

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	April 30,	April 24,	April 30,	April 24,
	2011	2010	2011	2010
	(Dollars in thousands, except per share amounts)

Pre-Tax Reconciling Items decreasing net income
Loss on debt extinguishment	$(2,557)	$-	$(8,296)	$-
Charges for wage and hour class action matters	(600)	-	(600)	(1,550)
Acquisition related costs	-	-	(223)	-
Total Pre-Tax Reconciling Items	(3,157)	-	(9,119)	(1,550)
Tax-effect of Pre-Tax Reconciling Items	1,256	-	3,342	714
Other Reconciling Items increasing (decreasing) income:
Valuation allowance on deferred tax asset	-	-	-	(1,090)
Reversal of certain income tax liabilities	-	999	-	999
Total Reconciling Items, net of tax	$(1,901)	$999	$(5,777)	$(927)

GAAP net income	$1,489	$1,648	$3,142	$1,206
Adjustment for Reconciling Items above, net of tax	1,901	(999)	5,777	927
Non-GAAP net income	$3,390	$649	$8,919	$2,133

Earnings per common share:

Basic earnings per common share - GAAP	$0.04	$0.04	$0.09	$0.03
Adjustment for Reconciling Items above, net of tax	0.05	(0.03)	0.16	0.02
Basic earnings per common share - Non-GAAP	$0.10	$0.02	$0.25	$0.05

Diluted earnings per common share - GAAP	$0.04	$0.04	$0.09	$0.03
Adjustment for Reconciling Items above, net of tax	0.05	(0.03)	0.16	0.02
Diluted earnings per common share - Non-GAAP	$0.10	$0.02	$0.25	$0.05

Earnings per share amounts may not add due to rounding.

Shares used in computing GAAP and Non-GAAP earnings per common share and adjustment for Reconciling Items above:

Basic	34,706,822	39,021,043	35,800,175	39,028,637

Diluted	35,323,667	39,054,443	36,130,585	39,102,612